UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Stewardship Financial Corporation
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STEWARDSHIP FINANCIAL CORPORATION
630 Godwin Avenue
Midland Park, New Jersey 07432-1405

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MONDAY, MAY 15, 2017

To Our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Stewardship Financial Corporation (the “Corporation”) will be held at the Hilton Garden Inn, 15 Nevins Road, Wayne, New Jersey, on May 15, 2017, at 10:00 A.M for the following purposes:

1.	to elect the four (4) directors named in the attached Proxy Statement for three-year terms;
2.
to approve and adopt the Amended and Restated Certificate of Incorporation of the Corporation which shall (i) effect an increase in the total number of authorized shares of Common Stock, (ii) eliminate the fixed rate cumulative perpetual preferred stock, Series A, (iii) eliminate the senior non-cumulative perpetual preferred stock, Series B and (iv) effect certain other non-substantive changes;

3.	to approve, on a non-binding advisory basis, the compensation of the Corporation’s executive officers described in the attached Proxy Statement;
4.	to ratify the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and
5.	to transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 17, 2017 are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is requested that the enclosed proxy card be completed, executed and returned to our transfer agent, Computershare Shareholder Services, P.O. Box 30170, College Station, Texas 77842-3170, in the postage paid envelope provided.

By Order of the Board of Directors

/s/ Robert J. Turner

Robert J. Turner
Secretary
Midland Park, New Jersey
April , 2017

Important Notice Regarding the Availability of Proxy Materials for the Shareholders
Meeting to be Held on May 15, 2017.

Our Proxy Statement and Annual Report on Form 10-K are also available online at
http://www.asbnow.com/site/shareholder_info.html

STEWARDSHIP FINANCIAL CORPORATION
630 Godwin Avenue
Midland Park, New Jersey 07432-1405

______________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2017
______________________________

GENERAL

This Proxy Statement is being furnished to shareholders of Stewardship Financial Corporation (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at the Annual Meeting of Shareholders and at any adjournment of the meeting. You are cordially invited to attend the Annual Meeting that will be held at the Hilton Garden Inn, 15 Nevins Road, Wayne, New Jersey, on Monday, May 15, 2017 at 10:00 A.M. The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the Corporation’s consolidated financial statements for the period then ended (the “Annual Report”), and a proxy card accompany this Proxy Statement. This Proxy Statement is first being mailed to shareholders on or about April , 2017.

VOTING AND PROXY PROCEDURES

Who Can Vote At The Annual Meeting?

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, without par value (the “Common Stock”), as of the close of business on March 17, 2017 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder (or its designee) of your shares. As of the Record Date, a total of 6,132,774 shares of Common Stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.
Who Is The Record Holder?

You may own shares of Common Stock directly in your name, in which case you are the record holder of such shares, or indirectly through a broker, bank or other nominee, in which case such nominee is the record holder of shares held by you in “street name.”

If your shares of Common Stock are registered directly in your name, the Corporation is sending these proxy materials directly to you. If the record holder of your shares of Common Stock is a broker, bank or other nominee, you will receive proxy materials from such record holder.

How Do I Vote?
Regardless of the number of shares of Common Stock you own, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope.

If you hold your shares of Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker,

bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of shares of Common Stock on March 17, 2017.

How Can I Revoke My Proxy Or Change My Vote?

A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to Computershare Shareholder Services, P.O. Box 30170, College Station, Texas 77842-3170. In addition, a proxy submitted prior to the Annual Meeting may be revoked by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

What is a Quorum And How Many Votes Are Required To Approve the Proposals?

A quorum is required to transact business at the Annual Meeting. Under New Jersey law, the presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that a quorum is not present, or there are not sufficient votes to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

For purposes of determining the presence of a quorum, abstentions and broker “non-votes” are counted as present. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares in "street name" for a beneficial owner, abstains from voting on a particular proposal because, under most circumstances, the nominee does not have discretionary authority to vote on proposals unless it has received instructions from the beneficial owner of the securities on how to vote those securities. Under applicable law, nominees are prevented from casting votes on non-routine matters without instructions from the beneficial owner of the securities. Due to legislative changes, the only routine matter remaining as to which a nominee may cost votes without instructions from the beneficial owner of securities is the ratification of auditors. The proposals concerning the election of directors, the approval and adoption of our Amended and Restated Certificate of Incorporation and the advisory vote on executive compensation are considered “non-routine” matters, which means that your broker, bank or other nominee does not have discretion to vote your shares in the election of directors, the approval and adoption of our Amended and Restated Certificate of Incorporation and the advisory vote with respect to executive compensation in the absence of specific instructions from you as to how you would like your shares to be voted. If you hold shares in “street name,” we strongly encourage you to provide your broker, bank or other nominee with instructions regarding the voting of your shares as your broker, bank or other nominee cannot vote your shares with respect to these proposals without voting instructions from you.

There is no cumulative voting in the election of directors. Directors are elected by a plurality of votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Thus, a nominee for director may be elected even if the nominee receives votes from the holders of less than a majority of the shares of Common Stock represented at the Annual Meeting. Broker non-votes and votes that are withheld will have no effect on the outcome of the vote on this proposal.

Concerning all of the other proposals contained in this Proxy Statement, the affirmative vote of a majority of the votes cast will result in the approval or ratification of the proposal, as applicable. As the proposal for ratification of the appointment of the Corporation’s independent auditors is a routine matter, there can be no broker “non-votes” as to this proposal; abstentions have no effect on the outcome of the vote on this proposal. As to the remaining proposals, abstentions and broker non-votes have no effect on the outcome of the vote.

How Are Votes Counted?

Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the direction given therein. If you sign and return your proxy card, but do not specify how you wish your shares of Common Stock to be voted, your shares represented by that proxy will be voted “FOR” the election of each of the nominees for director indicated in this Proxy Statement, FOR” the approval and adoption of our Amended and Restated Certificate of Incorporation, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Corporation’s executive officers described in this Proxy Statement, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Should any other matters be properly presented at the Annual Meeting for consideration of the shareholders, such as consideration of a motion to adjourn the meeting to another time, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. The Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting.

For purposes of determining the outcome of any proposal, under New Jersey law, abstentions do not count as votes cast and, as such, will have no effect on the outcome of any proposal at the Annual Meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other nominee, they will not have discretion to vote your shares except as to routine matters which is limited to the ratification of the appointment of independent auditors and, therefore, such failure will result in broker non-votes and your shares will not be voted on these proposals. Your broker, bank or other nominee has discretionary authority to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, even if yo do not provide voting instructions in such regard. However, your broker, bank or other nominee does not have discretionary authority to vote your shares in the election of each of the nominees for director indicated in this Proxy Statement, the approval and adoption of the Amended and Restated Certificate of Incorporation or as to the non-binding advisory proposal on executive compensation without voting instructions from you.

How will the voting results be reported?

The results of the voting on each of the proposals included in this Proxy Statement will be announced at the Annual Meeting and will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

How Does The Board Recommend That I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card accompanying this Proxy Statement will vote in accordance with the recommendations of the Board of Directors.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement, “FOR” the approval and adoption of our Amended and Restated Certificate of Incorporation, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Corporation’s executive officers described in this Proxy Statement and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Who Will Pay The Expenses Of Proxy Solicitation?

The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Corporation. Directors, officers and other employees of the Corporation may solicit proxies on behalf of the Corporation in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. The Corporation will reimburse the reasonable expenses of brokerage firms and other custodians and nominees for sending proxy materials to, and obtaining proxies from, beneficial owners.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Corporation’s Amended and Restated By-Laws (the “By-Laws”) authorize a minimum of five and a maximum of fifteen directors, but the exact number is fixed from time to time by resolution of the Board of Directors. The Corporation’s Board of Directors is currently comprised of eleven directors who are divided among three classes as close to equal as possible. One class is elected each year to serve a term of three years. The directors elected at the Annual Meeting will serve for a term of three years through and until the Corporation’s annual meeting in May 2020, and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.

Robert J. Turner, a director of the Corporation since 1997 and of our wholly-owned subsidiary, Atlantic Stewardship Bank (the "Bank") since 1985, whose term expires in 2018, has advised us that he will retire from the Board of Directors and from the office of Secretary of the Corporation as of May 16, 2017. The Board appreciates Mr. Turner's 32 years of service and we express our gratitude to Mr. Turner for his dedication, his loyalty and his valuable insights and contributions to the Corporation over the years.

The director nominees, William C. Hanse, Margo Lane, John C. Scoccola and John L. Steen, have each consented to being named in this Proxy Statement and have indicated to the Corporation that he or she will serve on the Board of Directors if elected. The Corporation has no reason to believe that any of the nominees will be unable to stand for election. Unless authority to vote for any of the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors. If, for any reason, any of the nominees becomes unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors.

A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors.

The Board of Directors recommends that the shareholders vote “FOR” the election of Mr. Hanse, Ms. Lane, Mr. Scoccola and Mr. Steen.

Directors and Nominees for Director

After consideration of the experience, qualifications, attributes and skills of the four nominees for director, the Board of Directors concluded that each nominee should serve as a director of the Corporation. The names and biographical summaries of the four persons who have been recommended by the Board of Directors to stand for election at the Annual Meeting, as well as the names and biographical summaries of the directors continuing to serve on our Board of Directors following the Annual Meeting, are provided below for your information.

Currently, each director of the Corporation is also a director of our bank subsidiary, Atlantic Stewardship Bank (the “Bank”). No director is also a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any company subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Nominees for Director for Terms Expiring in 2020

Name and Age of Director	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
William C. Hanse, 82	Mr. Hanse served as Chairman of the Board of the Bank from November 2006 until April 2015 and of the Corporation from November 2006 until May 2015. Mr. Hanse is currently Of Counsel for the law firm Hanse Anderson LLP. Mr. Hanse was a partner of the law firm Hanse & Hanse from 1990 to 2010. As an attorney who practiced for more than 40 years (including acting as outside general counsel for the Bank for more than 25 years), Mr. Hanse brings a long history of legal knowledge and business and banking expertise to the Board of Directors.	1997	1985
Margo Lane, 66
Since 2008, Ms. Lane has been employed by Collagen Matrix, Inc., a company that develops and markets medical device implants for tissue and organ repair and regeneration. Since 2016, Ms. Lane serves as Director of Marketing and Sales for Collagen Matrix, Inc. and is responsible for directing the marketing team and developing the company’s global marketing plan. Previously, Ms. Lane served as Senior Manager of Sales and Marketing for the company. In addition, Ms. Lane is active in community and local government in the Bank’s market area.

Ms. Lane’s depth of business experience in corporate marketing and sales as well as her relevant knowledge and experience in community and local government affairs in the Bank’s service area enables her to provide valuable input as a member of the Board of Directors.

		1997	1994
John C. Scoccola, 52
Since 2010, Mr. Scoccola has been employed by Verizon, formerly as a Solution Architect Manager and, currently, as a Senior Manager of Global Engineering for Verizon Enterprise Solutions. In his current role, Mr. Scoccola is responsible for supporting global engineering outsourcing services for Verizon Enterprise Solutions. Prior to joining Verizon, from 2008 to 2010, Mr. Scoccola was the Director for Sales IT Infrastructure for Worldwide Supply Inc.

Mr. Scoccola’s extensive business experience in information technology as well as project management enhances the Board of Directors’ scope of expertise.

		2014	2014

Name and Age of Director	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
John L. Steen, 79
Since 1972, Mr. Steen has been the president of Steen Sales, Inc., a textile company. From 1972 to 2009, Mr. Steen was president of Dutch Valley Throwing Co., a textile company.

Mr. Steen brings to the Board decades of relevant experience as a business owner and operator with extensive executive level experience in sales and marketing. In addition, Mr. Steen is an experienced investor in real estate. He has been a director of the Corporation since the Corporation’s inception and previously served as Vice Chairman of the Board. The Board is enhanced by Mr. Steen’s vast knowledge of the history of the Corporation and the Bank and his understanding of the banking industry.

		1997	1985

Information With Respect to the Directors With Terms Expiring in 2019

Name and Age of Director	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
Richard W. Culp, 64 Chairman
Mr. Culp was appointed Chairman of the Board of the Bank in April 2015 and Chairman of the Board of the Corporation in May 2015.

Mr. Culp is currently an Educational Management Consultant working as an adviser to school districts and education companies. From 2009 to 2014 Mr. Culp was an Executive Vice President of Pearson Education, the world’s leading educational publisher. During 2008, he was the Chief Executive Officer of Epic Learning. From 1980 to 2007, Mr. Culp held various positions with Pearson / Prentice Hall, rising to President of the Pearson Prentice Hall School Division in 2002.

Mr. Culp brings to the Board extensive executive level business experience and in-depth understanding of corporate strategic planning and human resource development as well as marketing and sales expertise.
		2009	2009
Michael Westra, 51	Since 1991, Mr. Westra has been General Manager of Wayne Tile Corporation, which engages in the import and wholesale and retail sale of tile and stone. In 2009, Mr. Westra was also named President of Wayne Tile Corporation. Prior to joining Wayne Tile Corporation, Mr. Westra, as a certified public accountant, gained experience auditing national corporations. Mr. Westra brings to the Board of Directors in-depth knowledge of generally accepted accounting principles and auditing standards as well as insight into the local market area.	2005	2005
Howard R. Yeaton, 62 Vice Chairman
Since 2003, Mr. Yeaton has been Managing Principal of Financial Consulting Strategies LLC, a firm providing strategic financial advice and services to emerging companies. In addition, Mr. Yeaton served as Interim Chief Financial Officer of Energous Corporation from July 2014 to July 2015 and has served as Interim Chief Financial Officer of Propel Media, Inc. since 2014, both clients of Financial Consulting Strategies, LLC. Prior to establishing Financial Consulting Strategies LLC, Mr. Yeaton served in various leadership positions for an international public consumer products corporation.

Mr. Yeaton brings years of general business, managerial and financial expertise to the Board of Directors. Mr. Yeaton contributes in-depth knowledge of generally accepted accounting principles and auditing standards to the Board of Directors.
		2005	2005

Information With Respect to the Directors With Terms Expiring in 2018

Name and Age of Director	Principal Occupation During Past Five Years	Director of the Corporation Since	Director of the Bank Since
Wayne Aoki, 57	Mr. Aoki had a career as an accounting professional at Ernst and Young spanning more than 30 years, from 1981 to 2013. Mr. Aoki is currently retired. Mr. Aoki’s significant accounting and business experience provides, among other things, in-depth knowledge of generally accepted accounting principles and auditing standards to the Board of Directors.	2014	2014
William J. Vander Eems, 67	Since 1973, Mr. Vander Eems has been the president of William Vander Eems, Inc., a general contracting company. Mr. Vander Eems’ construction background, experience as a business owner and investor in real estate, and extensive business contacts provides the Board of Directors with general business, management, and real estate market expertise.	1997	1991
Paul Van Ostenbridge, 64 President and Chief Executive Officer	Mr. Van Ostenbridge has served as President and Chief Executive Officer of the Corporation since 1997 and as President and Chief Executive Officer of the Bank since 1985. Mr. Van Ostenbridge’s years of service with the Corporation and the Bank provides the Board with significant business and banking knowledge and expertise. Mr. Van Ostenbridge serves on various charitable organizations and provides the Board with a unique perspective on the local market area.	1997	1985

Compensation of Directors

Cash Compensation. Directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, receive fees of $2,250 for each Board meeting attended, with the exception of the Chairman who receives $3,375 for each meeting attended. Each member of the Audit Committee receives a fee of $450 for each Audit Committee meeting attended, with the exception of the Audit Committee Chairman who receives $650 for each meeting attended. In addition, directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, receive a fee of $300 for each of the other committee meetings attended.

Stock-Based Compensation.

The Corporation maintains two equity compensation plans for the benefit of its directors.

Directors are eligible to participate in a plan (the "Director Stock Plan") established by the Corporation pursuant to which a director can elect to receive payment of his or her Board of Directors’ fees in shares of Common Stock of the Corporation in lieu of cash. Any director who elects to participate in the Director Stock Plan will receive payment of his or her Board of Directors' fees in such number of whole and fractional shares of the Corporation's Common Stock based on the Common Stock's price for shares purchased in the open market on the last business day of the month for which the director has made an election under the Director Stock Plan. Directors participating in the Director Stock Plan may withdraw from the plan at any time upon 10 days' notice.

In 2010, the Board of Directors adopted and the shareholders approved the Stewardship Financial Corporation 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”). The purpose of the 2010 Stock Incentive Plan is to promote the long-term growth and profitability of the Corporation by (i) providing directors and key employees with incentives to improve shareholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for these positions. No awards were made to directors during 2016 under the 2010 Stock Incentive Plan.

Director Compensation in the 2016 Fiscal Year

The following table sets forth the information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors during 2016.

Name	Fees Earned or Paid in Cash ($) (a)
Wayne Aoki	31,800
Richard W. Culp	45,600
William C. Hanse	35,400
Margo Lane	28,500
John C. Scoccola	33,600
John L. Steen	33,750
Robert J. Turner	28,200
William J. Vander Eems	36,300
Michael Westra	34,950
Howard R. Yeaton	36,150

(a)	Fees earned or paid in cash include all fees paid for monthly board meetings, special meetings and all committee meetings paid or earned during 2016.

CORPORATE GOVERNANCE

Board Leadership Structure and the Board’s Role in Risk Oversight

Mr. Culp was elected Chairman of the Board of Directors in May 2015. Mr. Van Ostenbridge has served as President and Chief Executive Officer, as well as a director, since 1997. The Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the roles of the Chairman of the Board and of the President and Chief Executive Officer allows the President and Chief Executive Officer to better focus on his responsibilities of management of the Corporation, expanding and strengthening the Corporation’s business and enhancing shareholder value, while allowing the Chairman of the Board to lead the Board in its fundamental role of oversight.

While management is responsible for the day-to-day management of risks that the Corporation faces, the Board takes an active role, as a whole and also at the committee level, in overseeing the management of the Corporation’s risks. The Board reviews information regarding the Corporation’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee has responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. Each of the other Board committees also considers the risk within its area of responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Committees of the Board of Directors

During 2016, the Board of Directors had a standing Audit Committee, Nominating and Governance Committee and Compensation Committee. The charters of the Audit Committee, Nominating and Governance Committee and Compensation Committee, as approved by the Board of Directors, can be found on our website at www.asbnow.com, in the “Investor Relations” section of the website, under the subsection titled “Governance Documents”.

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting out the functions of the Audit Committee. The audit functions of the Audit Committee are to: (i) monitor the integrity of the Corporation’s financial reporting process and systems of internal controls; (ii) select, evaluate and provide oversight of the auditors to include the monitoring of the independence and performance of the Corporation’s independent external audit and internal audit functions; (iii) provide oversight of the annual audit and quarterly reviews; and (iv) encourage the adherence to, and continuous improvement of, the Corporation’s policies, procedures and practices at all levels. The Audit Committee also reviews and evaluates the recommendations of the Corporation’s independent certified public accountant, receives all reports of examination of the Corporation and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of its analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Corporation’s internal auditors and recommends any action to be taken in connection therewith.

In 2016, the Audit Committee consisted of Directors Yeaton (Chairman), Aoki, Steen and Westra. The Board of Directors has determined that all members of the Audit Committee satisfy the independence and financial literacy requirements of the Nasdaq Stock Market (“Nasdaq”) and that Messrs. Yeaton, Aoki and Westra, all of whom are independent, qualify as “audit committee financial experts” as defined in the applicable SEC rules.

Nominating and Governance Committee

The Nominating and Governance Committee is appointed by the Board of Directors to identify and recommend to the Board individuals qualified to serve as directors of the Corporation and to advise the Board with respect to the Board composition and nominating procedures. The Board has adopted a written charter setting out the functions of the Nominating and Governance Committee. In fiscal year 2016, the Nominating and Governance Committee consisted of Directors Steen (Chairman), Hanse, Vander Eems and Westra.

The Corporation’s Amended and Restated By-Laws set out a procedure regarding shareholder nominations for director and for shareholder proposals generally. Shareholders meeting the requirements set forth in the Amended and Restated By-Laws who wish the Nominating and Governance Committee to consider their recommendations for nominees for the position of director, should submit their recommendations in writing in care of the Secretary of the Corporation, Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405. Recommendations by shareholders meeting the share ownership requirements and that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating and Governance Committee.

In its assessment of each potential candidate, the Nominating and Governance Committee will review the nominee’s judgment, experience, independence, understanding of the Corporation’s or other related industries and such other factors the Nominating and Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by directors, members of management, qualifying shareholders or, in some cases, by a third party firm. The Corporation has not hired a third party firm to serve this function. In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Governance Committee considers, in addition to the requirements set out in the Nominating and Governance Committee’s charter, quality of experience, the needs of the Corporation and the range of talent and experience represented on the Board. The current nominees for director were recommended for nomination by independent directors of the Corporation.

Diversity is one of many factors that the Nominating and Governance Committee’s charter requires to be considered when evaluating candidates. To assess the effectiveness of the mandate set forth in the Nominating and Governance Committee’s charter, the Nominating and Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole.

Compensation Committee

The Compensation Committee is appointed by the Board of Directors to oversee the Corporation’s and the Bank’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans; and to produce a Committee report on executive compensation as required by the SEC to be included in the Corporation’s annual proxy statement. The Board has adopted a written charter setting out the functions of the Compensation Committee. In 2016, the Compensation Committee consisted of Directors Culp (Chairman), Lane, Steen and Turner.

Independence of Directors

The Board of Directors has adopted standards for director independence, which incorporate the definition of “independent” contained in the Nasdaq Stock Market listing rules. Based on the information furnished by the directors, the Board has affirmatively determined that all of the directors, with the exception of Director Van Ostenbridge (who is a full-time employee of the Corporation, serving as our President and Chief Executive Officer), currently meet the definition of “independent”. All of the members of the Board’s Audit Committee, Nominating and Governance Committee and Compensation Committee are independent directors.

Board and Committee Meetings

The Board of Directors meets on a regularly scheduled basis each month to review significant developments, financial, investment, and lending performance and to act on those matters that require Board approval. It holds special meetings from time to time as circumstances require. The Board of Directors of the Corporation held 12 meetings during 2016. Independent directors held three executive session meetings during 2016. In addition, the Board held three meetings to provide for director education and development and supplemental discussions in areas such as compliance, annual budgeting process and strategic planning. The Audit Committee met nine times during 2016. The Compensation Committee met four times during 2016. The Nominating and Governance Committee met four times in 2016. All of the directors of the Corporation attended at least 75% of the total number of Board meetings held during 2016. In addition, each director who is a member of a committee of the Board of Directors attended at least 75% of the meetings for each committee of which he or she is a member. Each director of the Corporation is also a director of the Bank. The committees of the Corporation and the Bank generally appoint their respective members and chairpersons for each fiscal year during a Board meeting held in the second quarter of that year.

All Directors attended the 2016 Annual Meeting. The Corporation expects all directors, with the exception of one director, will attend the 2017 Annual Meeting of Shareholders.

Communications with the Board of Directors

Shareholders are invited to contact the directors by writing to the Secretary of the Corporation, at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405. These communications are not screened.

Code of Conduct

The Corporation has adopted a Code of Ethical Conduct that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, senior financial officers or persons performing similar functions. Our Code of Ethical Conduct is posted on our website at www.asbnow.com in the section headed “Investor Relations” under the caption “Governance Documents.” We will provide to any person without charge upon request a copy of our Code of Ethical Conduct. Requests for a copy of our Code of Ethical Conduct should be made to our Secretary at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are independent and no member of the Compensation Committee has served as an officer or employee of the Corporation or the Bank. None of the members of our Compensation Committee serves as an executive officer of another entity at which one of our executive officers serves as a member of the Board of Directors.

PROPOSAL 2 – AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

In March 2017, the Corporation's Board of Directors approved, subject to shareholder approval and adoption, the Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”). If approved and adopted by the shareholders, the Amended and Restated Certificate of Incorporation shall (i) effect an increase in the total number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares, (ii) eliminate the fixed rate cumulative perpetual preferred stock, Series A, (iii) eliminate the senior non-cumulative perpetual preferred stock, Series B and (iv) effect certain other non-substantive changes. In accordance with the New Jersey Business Corporation Act (the “NJBCA”), the proposed Amended and Restated Certificate of Incorporation is subject to shareholder approval and adoption. In the event that shareholder approval and adoption of the proposed Amended and Restated Certificate of Incorporation is obtained, the Corporation expects to file the Amended and Restated Certificate of Incorporation with the Department of the Treasury, Division of Revenue, of the State of New Jersey on or about the close of business on the date of the Annual Meeting or promptly thereafter.

Purpose of Proposed Increase in the Number of Authorized Shares of Common Stock

The Corporation’s Restated Certificate of Incorporation, as amended as currently in effect (the "Restated Certificate of Incorporation"), provides that the Corporation’s authorized capital stock consists of 12,500,000 shares of capital stock, of which 10,000,000 shares, without par value, are designated as Common Stock and the remaining 2,500,000 shares, without par value, are designated as preferred stock (the "Preferred Stock"). On March 21, 2017, the Corporation’s Board of Directors approved the Amended and Restated Certificate of Incorporation to, among other things, increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares. The additional 10,000,000 shares of Common Stock would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

As of March 17, 2017, out of the 10,000,000 shares of Common Stock currently authorized for issuance under the Restated Certificate of Incorporation, a total of 6,132,774 shares were issued and outstanding and an aggregate of 1,006,349 shares were reserved for issuance under the Corporation's various stock plans. In addition, on March 22, 2017, the Corporation filed a registration statement on Form S-1 to register additional shares of Common Stock in connection with the offering of such shares for sale. As a consequence, after the completion of the offering, the number of shares of Common Stock that will remain available for issuance by the Corporation in furtherance of its business purposes is expected to be significantly reduced.

The Board of Directors believes it is appropriate and necessary and in the best interests of the Corporation to increase the number of authorized shares of Common Stock to provide the Corporation with adequate flexibility in the future to issue Common Stock in connection with various types of transactions that it may deem to be in the best interests of the Corporation and its shareholders in the future.

Reasons for and Effects of Increasing the Total Number of Authorized Shares of Common Stock

In recognition of the fact that the Corporation has a limited number of shares of Common Stock currently available for issuance, the Board of Directors has approved, and voted to recommend that the shareholders approve and adopt, the Amended and Restated Certificate of Incorporation, pursuant to which the number of shares of Common Stock that the Corporation would be authorized to issue would be increased from 10,000,000 shares to 20,000,000 shares.

The Board of Directors believes that an increase in authorized Common Stock would provide the Corporation with increased flexibility to issue and/or sell Common Stock from time to time, at the discretion of the Board of Directors, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Corporation’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Corporation; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Corporation; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement. Such purposes include the issuance of shares under the Corporation's dividend reinvestment plan, the grant of options to purchase Common Stock to the Corporation's employees and directors, as well as the issuance of Common Stock in connection with financing transactions, acquisitions and public and private offerings. The Corporation has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment, although opportunities for additional issuance could arise at any time.

The proposed increase in the number of authorized shares of Common Stock will not change the number of shares of Common Stock outstanding immediately or the rights of the holders of such stock; however, it will allow the Corporation to issue additional shares in the future and any issuance of additional shares of Common Stock could reduce the current shareholders’ proportionate interests in the Corporation, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of Common Stock could discourage attempts to acquire control of the Corporation by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Although the Board of Directors intends to issue Common Stock only when it considers such issuance to be in the best interests of the Corporation, the issuance of additional shares of Common Stock may have, among others effects, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares of Common Stock without delay for any business purpose outweigh any such possible disadvantages.

Ownership of shares of Common Stock entitles each shareholder to one vote per share of Common Stock. Holders of shares of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Corporation, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Corporation in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

If this proposal is approved by the shareholders, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve without further shareholder approval except as required by applicable law and the rules of any stock exchange, automated quotation system or other quotation service where the Common Stock is listed or quoted. The availability of additional shares of Common Stock for issuance without the delay and expense of obtaining shareholder approval will afford the Corporation greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

Approval and adoption of the Amended and Restated Certificate of Incorporation and any issuance of additional shares of Common Stock will not affect the rights of the holders of currently outstanding Common Stock, except for the effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of ownership and earnings per share.

If approved and adopted, the Amended and Restated Certificate of Incorporation will become effective on the date when filed with the State of New Jersey which it is anticipated would occur on or about the close of business on the date of the Annual Meeting or promptly thereafter.

Purpose and Effect of Eliminating the Fixed Rate Cumulative Perpetual Preferred Stock, Series A and the Senior Non-Cumulative Perpetual Preferred Stock, Series B

The Corporation’s Restated Certificate of Incorporation, as currently in effect, designates and authorizes for issuance two series of Preferred Stock as follows: (i) 10,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value per share (the “Series A Preferred Stock”) and (ii) 15,000 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B, without par value per share (the “Series B Preferred Stock”). Currently, no shares of the Series A Preferred Stock and no shares of the Series B Preferred Stock are outstanding making references to such series and designations unnecessary.

Reasons for and Effects of Eliminating the Fixed Rate Cumulative Perpetual Preferred Stock, Series A and the Senior Non-Cumulative Perpetual Preferred Stock, Series B

All of the authorized shares of Series A Preferred Stock were issued to the United States Treasury in connection with our participation in the Capital Purchase Program under the Troubled Assets Relief Program and subsequently repurchased and reverted to authorized but unissued shares of Preferred Stock pursuant to the terms of the Restated Certificate of Incorporation. All of the authorized shares of Series B Preferred Stock were issued to the United States Treasury in connection with our participation in the Treasury’s Small Business Lending Fund program and subsequently repurchased and reverted to authorized but unissued shares of Preferred Stock pursuant to the terms of the Restated Certificate of Incorporation. As such, no shares of either series of Preferred Stock is outstanding.. Accordingly, the Amended and Restated Certificate of Incorporation, if approved and adopted by the shareholders, will, among other things, eliminate all references therein to the Series A Preferred Stock and the Series B Preferred Stock but will authorize the issuance of the remaining 2,500,000 shares of “blank check” Preferred Stock, without par value. As is currently the case, the Board of Directors has and will have full authority to establish a particular series of Preferred Stock and cause the issuance of such series without further approval by the Corporation's shareholders in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the NJBCA.

Non-Substantive Changes

The Amended and Restated Certificate of Incorporation also contains certain modifications of the Restated Certificate of Incorporation, as currently in effect, which are non-substantive in nature and were made solely for clarification or updating purposes as the Board of Directors deemed appropriate.

Shareholders are urged to read the Amended and Restated Certificate of Incorporation attached as Exhibit A hereto in its entirety.

The Board of Directors recommends that you vote "FOR" the approval and adoption of the Amended and Restated Certificate of Incorporation.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the rules and regulations promulgated thereunder, requires a publicly traded company to include a resolution in its proxy statement seeking shareholder approval, on a non-binding advisory basis, of the compensation of the named executive officers as disclosed in such company proxy statement pursuant to the compensation rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation programs and policies through your vote. The vote may be solicited every year, every two years or every three years as determined through a separate proposal to shareholders relating to frequency of “say-on-pay” required to be made every six years. The Corporation currently seeks shareholder approval of executive compensation on an annual basis.

The overall objective of the Corporation’s executive compensation programs and practices is to support delivery of sustained operating and financial performance results with the goal of creating and maximizing value for our shareholders on a long-term basis. We believe that our executive compensation programs and practices serve the interests of our shareholders by enabling us to attract and retain an experienced and effective management team whose combined knowledge of our business and industry has proved extremely valuable in delivering results for our shareholders. The Compensation Committee and the Board of Directors believe that the Corporation’s compensation programs and practices effectively implement our philosophy of aligning compensation to shareholder interests and that the compensation received by our executive officers reflects and supports such philosophy and goal and is commensurate with the performance and strategic position of the Corporation. We will continue to review and modify our executive compensation programs to address evolving best practices and changing regulatory requirements.

The following resolution is submitted for shareholder approval:

“RESOLVED, that the shareholders approve the overall executive compensation of the Corporation’s executive officers as described in the Corporation’s Proxy Statement, including the tabular disclosure regarding the compensation of the Corporation’s executive officers contained therein.”

This vote is advisory and will not be binding upon the Board of Directors. The outcome of the votes should not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty on the Board nor will it affect any compensation paid or awarded to any executive. However, we value the opinions of our shareholders and, as such, the Compensation Committee will review and consider the outcome of the vote on this proposal and will take this into account when considering future executive compensation arrangements.

Approval of this resolution requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that the shareholders vote “FOR” the resolution approving the overall compensation of the Corporation’s executive officers for fiscal year 2016.

Report of the Compensation Committee

The Role of the Compensation Committee

The Compensation Committee of the Board is charged with the responsibility to review the goals and objectives of the Corporation’s executive compensation plans and to review and determine the compensation of the Chief Executive Officer, all senior executive officers and all directors in each case on an annual basis. The Committee reviews at least annually the goals and objectives of the Corporation’s general compensation plans and other employee benefit plans including incentive compensation and equity-based plans.

At least annually, the Compensation Committee discusses, reviews and evaluates with the Corporation’s senior risk officer and other executive officers the executive compensation plans and employee compensation plans for purposes of ensuring that the executive compensation plans do not encourage unnecessary and excessive risk-taking by executive officers and to identify and eliminate any employee compensation plan features that would pose unnecessary risks to the Corporation, such as features that would encourage an employee to manipulate reported earnings of the Corporation in order to enhance such employee’s own compensation. Cash contributions to executive and non-executive employees under the Corporation’s noncontributory profit sharing plan are based on the earnings performance of the Corporation and are time-vested over a five-year period. Equity awards granted under the Corporation’s 2010 Stock Incentive Plan will time-vest over several years. Cash awards under the Corporation’s 2010 Stock Incentive Plan are based upon the level of attainment of previously established performance goals and objectives for the Corporation as well as departmental and individual performance criteria. The Compensation Committee has not identified any features in our compensation plans covering our executive and non-executive employees that either encourage unnecessary and excessive risk-taking or expose the Corporation to unnecessary risks.

Executive Compensation Policy

The Corporation’s policy is to compensate its executives fairly and adequately for the responsibility assumed by them for the success and direction of the Corporation, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive’s performance. “Fair and adequate compensation” is established after careful review of: (i) the Corporation’s earnings; (ii) the Corporation’s performance as compared to other companies of similar size and market area; and (iii) a comparison of what the market demands for compensation of similarly situated and experienced executives.

Total compensation takes into consideration a mix of base salary, bonus, perquisites, stock options and/or other stock awards. The particular mix is established in order to competitively attract competent professionals, retain those professionals and reward extraordinary achievement. The Board of Directors also considers net income for the year and earnings per share of the Corporation and the Bank before finalizing officer compensation increases for the coming year.

In late 2010 the Compensation Committee engaged McLagan, a compensation consultant, to conduct a review of executive compensation and assist in the design and implementation of the Corporation's equity compensation plans and programs. The Compensation Committee has adopted the 2010 Stock Incentive Plan, a performance-based incentive compensation plan intended to provide annual incentive awards in the form of cash and equity to participants based on the achievement of overall performance goals and objectives for both the Corporation as well as departments and individuals. The 2010 Stock Incentive Plan is designed to reward and retain high performers and to drive the long-term financial success of the Corporation. The 2010 Stock Incentive Plan is also designed to encourage teamwork and create an environment where an executive is rewarded if the Corporation and the executive’s department achieve or exceed pre-determined annual performance criteria. Furthermore, the 2010 Stock Incentive Plan is intended to reward employees for achieving and exceeding individual performance criteria. It is prospective in design with the utilization of a defined payout formula that is based upon the achievement of a combination of pre-determined Corporation and department/individual performance criteria.

Annually, the Compensation Committee reviews and approves a listing of the eligible employees, along with a summary of the incentive award tiers, the incentive award opportunities for each tier, the weighting of Corporation versus department/individual performance goals, and a summary of possible payouts. The 2010 Stock Incentive Plan design incorporates a tiered approach with incentive awards that are linked to the achievement of pre-defined performance goals. The incentive ranges (as a percent of salary) are designed to provide market competitive payouts for the achievement of minimum, target and maximum performance goals. The design of the 2010 Stock Incentive Plan is reviewed and adjusted as appropriate on an annual basis to be sure the program remains market competitive and includes all the appropriate participants.

Based upon our current levels of compensation, the Corporation is not affected by the provisions of Section 162(m) of the Internal Revenue Code of 1984, as amended (the “Code”), which limit the deductibility to a corporation of compensation in excess of $1,000,000 paid to certain executive officers. Thus, the Corporation has no policy in such regard.

Base Salary. The Board of Directors of the Corporation, under recommendations from the Compensation Committee, bears the responsibility for establishing base salary of the named executive officers and other executives of the Corporation. Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. To establish salary, the following criteria are used: (i) position description; (ii) direct responsibility assumed; (iii) comparative studies of peer group compensation (additional weight is given to local factors as opposed to national averages); (iv) earnings performance of the Corporation resulting in availability of funds; and (v) competitive level of salary to be maintained to attract and retain qualified and experienced executives.

Long-term Incentive Compensation. In 2010, the Board of Directors adopted and the shareholders approved the 2010 Stock Incentive Plan. As noted previously, the purpose of the 2010 Stock Incentive Plan is to promote the long-term growth and profitability of the Corporation by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons. In March 2016, the named executive officers of the Corporation were issued restricted shares of Common Stock. Such shares will vest over three years, provided the recipient remains an employee of the Corporation.

Change in Control Severance Arrangements. The Corporation has entered into a Change in Control Severance Agreement with each of Mr. Paul Van Ostenbridge, the Corporation’s President and Chief Executive Officer, Ms. Claire M. Chadwick, the Corporation’s Executive Vice President and Chief Financial Officer, Mr. William S. Clement, the Corporation’s Executive Vice President and Chief Lending Officer, and Mr. Peter Ameen, the Corporation’s Executive Vice President and Chief Operating Officer, which provides for a severance payment to the named executive officer upon a termination of employment without “cause” (as defined in the agreements) or a resignation of employment for “good reason” (as defined in the agreements) in connection with a change in control (as defined in the agreements) of the Corporation. Each of these agreements provides that if the named executive officer’s employment is terminated by the Corporation without cause during the period commencing six months prior to a change in control transaction and ending two years following a change in control transaction or by the named executive officer for good reason within two years following a change in control, the named executive officer is entitled to receive the following: (a) within five business days after such termination, (i) accrued, unpaid salary; (ii) accrued, unpaid bonus awards; (iii) accrued, unused vacation and sick time in accordance with the Corporation’s leave policy; (iv) any benefits to which the named executive officer is entitled under any plans or programs then in effect; (v) any unreimbursed business expenses of the named executive officer incurred prior to termination; and (vi) a lump sum cash payment equal to 24 months’ salary plus an amount equal to 100% of any bonus awarded to the named executive officer during the 24 months prior to termination; (b) (i) all of the named executive officer’s outstanding stock options that would have vested within twelve months following the date of termination had the named executive officer remained an employee of the Corporation, all of which will become immediately vested and exercisable; (ii) all of the named executive officer’s shares of restricted stock and any other stock or stock-based award that otherwise would have vested within twelve months following the date of termination had the named executive officer remained an employee of the Corporation, all of which will immediately vest in full and at 100% of target levels in the case of any performance-based stock awards; and (iii) all profit sharing plan awards that otherwise would have vested within twelve months following the date of termination had the named executive officer remained an employee of the Corporation, all of which will become immediately vested in full; and (c) for a period commencing with the month in which termination of employment becomes effective and ending 24 months later, the named executive officer and his covered dependents will be entitled to all benefits under the Corporation’s welfare benefit plans as if the named executive officer were still employed during such period, at the same level of benefits and at the same dollar cost to the named executive officer as the Corporation makes available for the period to employees of similar status; provided that such benefits will be secondary to any comparable benefits provided by another employer.

The agreement of Mr. Van Ostenbridge also provides that the Corporation will continue to pay for the lease of the vehicle he is driving at the time of termination of employment, until the lease ends, at which time the Corporation will buy the vehicle and transfer title of the vehicle to Mr. Van Ostenbridge.

The severance payments payable under the agreements in connection with a change in control of the Corporation may result in the application of the “golden parachute” provisions of Section 280G of the Code and, to the extent Section 280G applies, the Corporation may not deduct from its taxable income the severance payments made to the named executive officers. In addition, Section 4999 of the Code would impose a 20% excise tax on each of the named executive officers receiving the severance payment. In such event, the agreements provide that the severance payments will not be subject to cutback, gross-up or other adjustment except as agreed upon by the named executive officer and the Corporation.

Profit Sharing Plan and 401(k) Plan. The Corporation has a noncontributory profit sharing plan which covers all eligible employees. Employees are considered eligible if they have been employed for one full year and have worked a minimum of 1,000 hours that year. Balances vest 20% per year for five years. Contributions are determined by the Corporation’s Board of Directors based on the earnings performance of the Corporation. Contributions are allocated to eligible employees based on their salary level.

The Corporation also maintains a 401(k) plan which covers all eligible employees. Participants may elect to contribute up to 100% of their salaries, not to exceed the applicable limitations as per the Code. Currently, the Corporation, on an annual basis, may elect to match 50% of the participant’s first 5% contribution.

Benefits, Perquisites and Other Personal Benefits. The executive officers participate in employee benefit programs available to other employees. Perquisites, such as automobile allowances and their related expenses and auxiliary insurance benefits, which the Board of Directors of the Corporation may approve from time to time, are determined and awarded by the Board under recommendations from the Compensation Committee pursuant to an evaluation under the same criteria used to establish base salary.

The Corporation has adopted an Excessive or Luxury Expenditures Policy, a copy of which can be found on our website at www.asbnow.com, in the “Investor Relations” section of the website, under the subsection titled “Governance Documents”, which establishes standards concerning expenditures that may be deemed excessive and in contravention of the Corporation’s duties and obligations. The policy describes the types of expenditures that are prohibited by the Corporation and those expenditures that require prior approval. Pre-approval of expenditures must be handled in the manner described in the policy.

Submitted by:

Compensation Committee
Richard W. Culp, Chairman
Margo Lane
John Steen
Robert J. Turner

Executive Officers

Executive officers are not appointed for fixed terms. Certain biographical information concerning the executive officers of the Corporation is set forth below.

Name, Age and Position of Officer	Period of Service
Paul Van Ostenbridge, 64 President and Chief Executive Officer	Mr. Van Ostenbridge has served as President and Chief Executive Officer of the Corporation since 1997 and as President and Chief Executive Officer of the Bank since 1985.
Claire M. Chadwick, 56 Executive Vice President and Chief Financial Officer
Ms. Chadwick joined the Corporation in 2008 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President in 2013. Prior to her appointment as Chief Financial Officer of the Corporation and the Bank, Ms. Chadwick held various senior financial management positions for Penn Federal Savings Bank from 1994 through 2007.

William S. Clement, 56 Executive Vice President and Chief Lending Officer
Mr. Clement joined the Corporation in December 2015 as Senior Vice President and Chief Lending Officer and was promoted to Executive Vice President in February 2017. From February 2014 to December 2015, Mr. Clement was Senior Vice President and Director of C&I Lending for Kearny Bank. Mr. Clement worked for The Provident Bank as First Vice President / Team Leader from 2005 to February 2014.

Peter Ameen, 59 Executive Vice President and Chief Operating Officer
Mr. Ameen joined the Corporation in 2014 as Executive Vice President and Chief Operating Officer. From 2008 to 2013, Mr. Ameen was an Area President for Wells Fargo. Mr. Ameen previously held various retail and regional leadership positions with Wachovia where he worked from 1990 to 2008.

Summary Compensation Table

The following table sets forth information regarding the elements of the compensation of our President and Chief Executive Officer and our two most highly compensated executive officers other than our President and Chief Executive Officer (collectively, the “named executive officers”) for fiscal years 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Non- Equity Incentive Plan Compen- sation ($) (b)	All Other Compen- sation ($)	Total ($)
Paul Van Ostenbridge President and Chief Executive Officer	2016 2015	310,000 307,006	750 550	42,282 48,906	28,296 42,282	38,085(c) 35,880(d)	419,413 434,624

Claire M. Chadwick Executive Vice President and Chief Financial Officer	2016 2015	203,464 197,948	600 550	21,332 23,275	17,190 21,332	32,735(e) 29,488(f)	275,321 272,593

William S. Clement (g) Executive Vice President and Chief Lending Officer	2016 2015	196,372 15,315	3,000 -	- -	16,194 -	16,795(h) -	231,361 15,315

(a)
Amounts shown reflect the aggregate grant date fair value of restricted stock awards in accordance with ASC Topic 718. Additional information concerning the accounting for restricted stock is included in Note 1 and Note 12 of the Notes to the Consolidated Financial Statements, which are included in our Annual Report on Form 10-K. Under the 2010 Stock Incentive Plan and based on the level of the prior year financial performance of the Corporation and achievement of corporate, departmental and individual performance goals and objectives, in March of 2016, 7,341 and 3,704 restricted shares of Common Stock having aggregate grant date values of $42,282 and $21,332 were issued to Mr. Van Ostenbridge and Ms. Chadwick, respectively. In March of 2015, 8,941 and 4,255 restricted shares of Common Stock having aggregate grant date values of $48,906 and $23,275 were issued to Mr. Van Ostenbridge and Ms. Chadwick, respectively. These awards of restricted shares of Common Stock will vest over a three-year period commencing on the first anniversary of the grant date.

(b)	Consists of bonuses accrued during the years reported, which were paid no later than the first quarter of the subsequent year.

(c)
The amounts disclosed for Mr. Van Ostenbridge for fiscal year 2016 include 401(k) plan contributions of $6,558, profit sharing plan contributions of $12,245, life insurance and long term disability and care premiums of $3,982, medical and vision insurance contributions of $10,547 and the imputed value of the car allowance of $4,753.

(d)
The amounts disclosed for Mr. Van Ostenbridge for fiscal year 2015 include 401(k) plan contributions of $6,807, profit sharing plan contributions of $10,119, life insurance and long term disability and care premiums of $3,980, medical and vision insurance contributions of $9,685 and the imputed value of the car allowance of $5,289.

(e)
The amounts disclosed for Ms. Chadwick for fiscal year 2016 include 401(k) plan contributions of $5,087, profit sharing plan contributions of $10,263, life insurance and long-term disability and care premiums of $2,094 and medical insurance contributions of $15,291.

(f)
The amounts disclosed for Ms. Chadwick for fiscal year 2015 include 401(k) plan contributions of $5,149, profit sharing plan contributions of $8,226, life insurance and long-term disability and care premiums of $2,092 and medical insurance contributions of $14,021.

(g)	Mr. Clement assumed his position with the Bank and the Corporation on December 8, 2015.

(h)
The amounts disclosed for Mr. Clement for fiscal year 2016 include 401(k) plan contributions of $2,722, life insurance and long-term disability and care premiums of $2,013 and medical insurance contributions of $12,060.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information as to unvested restricted stock at December 31, 2016.

Name	Stock Awards
	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Paul Van Ostenbridge President and Chief Executive Officer	16,947	$166,081

Claire M. Chadwick Executive Vice President and Chief Financial Officer	8,343	$81,761

William S. Clement Executive Vice President and Chief Lending Officer	—	$—

Options Exercised and Stock Vested

There were no stock options exercised during fiscal year 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made loans to its directors and executive officers and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. These loans have all been made in the ordinary course of banking business and, in compliance with Federal Reserve Bank Regulation O, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of the Corporation’s Common Stock as of the Record Date, by (i) each person who is known by the Corporation to own beneficially more than 5% of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Corporation, (iii) each named executive officer of the Corporation named in the Summary Compensation Table and (iv) all directors and executive officers of the Corporation as a group. Other than as set forth in this table, the Corporation is not aware of any individual or group, which holds in excess of 5% of the outstanding Common Stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class
Abraham Van Wingerden (former Director) (3)	314,495	5.13%

Wayne Aoki, Director	25,765	*
Richard W. Culp, Chairman	41,745	*
William C. Hanse, Director (4)	134,083	2.19%
Margo Lane, Director (5)	69,534	1.13%
John C. Scoccola	11,926	*
John L. Steen, Director	109,212	1.78%
Robert J. Turner, Director and Secretary (6)	167,464	2.73%
William J. Vander Eems, Director (7)	210,150	3.43%
Paul Van Ostenbridge, President, Chief Executive Officer and Director (8)	77,972	1.27%
Michael Westra, Director	37,594	*
Howard R. Yeaton, Vice Chairman (9)	12,701	*
Claire M. Chadwick, Executive Vice President and Chief Financial Officer (10)	14,630	*
William S. Clement, Executive Vice President and Chief Lending Officer (11)	1,877	*
Directors and Executive Officers of the Corporation and Bank as a group (17 persons)	962,184	15.69%

*	Indicates less than 1% of the outstanding shares of the Corporation’s Common Stock.
--------------

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

(2)
Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Securities Exchange Act of 1934 and based upon 6,132,774 shares of Common Stock outstanding as of the Record Date. Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. They also include shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the Corporation’s dividend reinvestment plan for its shareholders.

(3)	Includes 246,586 shares held jointly by Mr. Van Wingerden and his spouse.

(4)	Includes 30,462 shares held jointly by Mr. Hanse and his spouse and 12,124 shares held by Mr. Hanse’s spouse in her own name. Mr. Hanse disclaims beneficial ownership of the shares held by his spouse.

(5)	Includes 17,186 shares held jointly by Ms. Lane and her spouse.

(6)
Includes 35,862 shares held jointly by Mr. Turner and his spouse and 4,653 shares held by Mr. Turner’s spouse in her own name. Mr. Turner disclaims beneficial ownership of the shares held by his spouse.

(7)	Includes 168,648 shares held by Mr. Vander Eem’s spouse in her own name. Mr. Vander Eems disclaims beneficial ownership of the shares held by his spouse.

(8)
Includes 11,144 restricted shares held by Mr. Van Ostenbridge and 3,345 shares held by Mr. Van Ostenbridge’s spouse in her name. Mr. Van Ostenbridge disclaims beneficial ownership of the shares held by his spouse.

(9)Includes 477 shares held jointly by Mr. Yeaton and his spouse.

(10) Includes 5,865 restricted shares.

(11)  Includes 1,824 restricted shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EXISTING EQUITY COMPENSATION PLANS

We currently maintain the Director Stock Plan and the 2010 Stock Incentive Plan, pursuant to which we have made equity compensation available to eligible persons.
The following table provides information with respect to the equity securities that are authorized for issuance under our compensation plans as of December 31, 2016:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	261,406
Equity compensation plans not approved by security holders	—	—	517,504
Total	—	$—	778,910

The only equity compensation plan not approved by the Corporation’s shareholders is the Director Stock Plan. The Director Stock Plan permits members of the Board of Directors to receive payment of any monthly Board of Directors’ fee in shares of Common Stock, rather than in cash. The Corporation purchased 6,532 shares of its Common Stock in the open market during 2016 for the benefit of the Director Stock Plan.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Corporation’s financial reporting process. We meet with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee. We also meet with management periodically to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. We discuss these matters with the independent auditors, internal auditors and appropriate financial personnel of the Corporation.

The directors who serve on the committee are all “independent” for the purposes of Rule 5605(a)(2) of the Nasdaq’s listing standards. That is, the Board of Directors has determined that none of us has a relationship with the Corporation and the Bank that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Corporation.

Management has primary responsibility for the Corporation’s financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the

Corporation in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

This year, we reviewed the Corporation’s audited financial statements and met with both management and KPMG LLP, the Corporation’s independent registered public accounting firm, to discuss those financial statements. Management and the independent auditor have represented to us that the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with KPMG LLP the independence of KPMG LLP. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, we recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by:

Audit Committee
Howard R. Yeaton, Chairman
Wayne Aoki
John L. Steen
Michael Westra

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2017. Although the appointment of auditors is not required to be submitted to a vote of shareholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders should not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and the Board of Directors will reconsider the appointment. A representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification and approval of the appointment of KPMG LLP as the Corporation’s auditors.

The Board of Directors recommends that the shareholders vote “FOR” ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Fees Billed by our Independent Registered Public Accounting Firm During Fiscal Year 2016 and Fiscal Year 2015.

Aggregate fees for the fiscal years ended December 31, 2016 and 2015, billed by the Corporation’s independent registered public accounting firm, KPMG LLP were as follows:

	2016	2015
Audit Fees (1)	$240,000	$234,000
Audit Related Fees (2)	$0	$0
Tax Fees (3)	$34,000	$28,000
All Other Fees (4)	$0	$5,000

(1) Audit fees consist principally of audit work performed on the consolidated financial statements, as well as quarterly reviews of financial statements included in the Corporations' Forms 10-Q.
(2) The Corporation generally does not engage KPMG LLP for "Audit Related" services.
(3) Tax fees consist principally of tax compliance and reporting.
(4) Fee associated with KPMG LLP consent for incorporation in a Registration Statement on Form S-3.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by KPMG

LLP to the Corporation for the fiscal years ended 2016 and 2015 were approved by the Audit Committee.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain Section 16(a) reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2016, all filing requirements applicable to its officers, directors and greater than 10% shareholders were timely met, except for the following: (a) a late report was filed for Wayne Aoki on September 6, 2016 to report the August 31, 2016 purchase of 288 shares through the Director Stock Plan and (b) a late report was filed for Michael Westra on September 6, 2016 to report the August 31, 2016 purchase of 288 shares through the Director Stock Plan.

Annual Report on Form 10-K

The Corporation will furnish without charge its annual report on Form 10-K upon written request to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

Shareholder Proposals

Shareholders who wish to present proposals to be included in the Corporation’s proxy materials for its 2018 annual meeting of shareholders must submit such proposals to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405 no later than December 8, 2017. Pursuant to the Corporation’s By-Laws, a shareholder desiring to bring a proposal before the 2018 annual meeting must deliver notice thereof to the Corporation not less than 120 nor more than 150 days before the anniversary date of the last annual meeting i.e. no earlier than December 16, 2017 nor later than January 15, 2018. Requirements relating to the notice to be delivered to the Corporation are also contained in the By-Laws of the Corporation and shareholders should refer to the By-Laws in order to prepare such notice.

Other Matters

The Board of Directors is not aware of any other matters which may come before the Annual Meeting; however, in the event such other matters come before the Annual Meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STEWARDSHIP FINANCIAL CORPORATION

Stewardship Financial Corporation, a corporation organized and existing under the laws of the State of New Jersey, hereby amends, restates and integrates its Certificate of Incorporation pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act to read in full as herein set forth.

ARTICLE I
NAME
The name of the Corporation is STEWARDSHIP FINANCIAL CORPORATION (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of New Jersey is :

c/o Stewardship Financial Corporation
630 Godwin Avenue
Midland Park, New Jersey 07432

The name of its registered agent at such address is Paul Van Ostenbridge.

ARTICLE III

PURPOSE
The purposes for which the Corporation is organized are to engage in any activity within the purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act and under all amendments and supplements thereto, or any act enacted to take the place thereof.
ARTICLE IV
BOARD OF DIRECTORS

(a)    The number of directors constituting the Corporation’s Board of Directors shall be governed by the By-laws of the Corporation. The number of directors constituting the current Board of Directors is eleven (11) and the names of the persons who currently serve as directors are as follows:

Wayne Aoki                John L. Steen
Richard W. Culp            Robert Turner
William C. Hanse            Paul Van Ostenbridge

Margo Lane                William J. Vander Eems
John C. Scoccola            Michael Westra
Howard R. Yeaton

The address for all of the Corporation’s directors is 630 Godwin Avenue, Midland Park, New Jersey 07432.

(b)    The Board of Directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the entire Board permits. Each director shall serve for a term ending on the date of the third succeeding annual meeting following the annual meeting at which such director was elected; provided, however, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

(c)    None of the present or future directors of the Corporation may be removed without cause by the shareholders of the Corporation; such present and future directors of the Corporation may be removed solely for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. In addition, the Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause for removal exists. The term “cause” as used herein, is defined to mean (i) conviction of the director of a felony, (ii) declaration by order of a court that the director is of unsound mind, or (iii) gross abuse of trust which is proven by clear and convincing evidence to have been committed in bad faith.

ARTICLE V
CAPITAL STOCK

(a)    The total authorized capital stock of the Corporation shall be 22,500,000 shares, consisting of 20,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall be without nominal or par value. The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.
(b)    The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders amendments to this Amended and Restated Certificate of Incorporation authorizing the issuance of one or more classes or series of Preferred Stock for such consideration as the Board of Directors may fix. In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:
(1)    the distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;
(2)    the dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;
(3)    the price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;
(4)    whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(5)    whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(6)    the rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
(7)    whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;
(8)    whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and
(9)    any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.

ARTICLE VI
LIMITATION OF LIABILITY
Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Amended and Restated Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

ARTICLE VII
INDEMNIFICATION
(a)    The Corporation shall indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article.
(b)    The Corporation shall, from time to time, reimburse or advance to any person referred to in this Article the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action, suit or proceeding referred to in this Article, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that the director’s or officer’s acts or omissions (i) constitute a breach of the director’s or officer’s duty of loyalty to the Corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in the director or officer receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.

ARTICLE VIII

ADVANCE NOTICE OF NOMINATIONS AND PROPOSALS
Advance notice of shareholder nominations for the election of directors, other than by the Board of Directors or a committee thereof, and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given within the time and in the manner provided in the Corporation’s By-laws.

ARTICLE IX
CERTAIN REQUIRED VOTES OF SHAREHOLDERS
(a)    No merger, consolidation, nor any action which would result in the disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote, cast in person or by proxy, of the holders of record of eighty percent (80%) of the outstanding shares of the capital stock of the Corporation entitled to vote thereon; provided, however, that if any such action has been approved prior to the vote of shareholders by a majority of the Corporation’s Board of Directors, the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote on such matters shall be required.
(b)    This Article IX may not be amended except by the affirmative vote, cast in person or by proxy, of the holders of record of eighty percent (80%) of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

ARTICLE X

POWER OF BOARD TO OPPOSE CERTAIN TRANSACTIONS
(a)    The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the Corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise, or any other proposed Business Combination (as defined below). When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant factors; by way of illustration, but not limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:
(1)    whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation, or based on the current value of the Corporation in a freely negotiated transaction;
(2)    whether a more favorable price could be obtained for the Corporation’s securities in the future;
(3)    the impact which an acquisition of the Corporation would have on the employees, creditors, customers and suppliers of the Corporation and any subsidiary and on the communities which they serve.
(4)    the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, creditors, customers and suppliers of the Corporation and its subsidiaries and the future value of the Corporation’s stock;
(5)    the value of the securities, if any, which the offeror is offering in exchange for the Corporation’s securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered;
(6)    any antitrust or other legal and regulatory issues that are raised by the offer;
(7)    any other relevant factors, including the long-term as well as the short-term interests of the Corporation and its shareholders, whether or not such other factors are monetary or non-monetary in nature, or are shareholder or non-shareholder considerations.
(b)    If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation’s securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; establishing employee stock ownership plans; and obtaining a more favorable offer from another individual or entity.

(c)    “Business Combination” as used herein shall mean any of the following proposed transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by or on behalf of, a related entity or person:
(1)    the merger or consolidation of the Corporation or any subsidiary of the Corporation;
(2)    the sale, exchange, transfer or other disposition (in one or a series of transactions) of substantially all of the assets of the Corporation or any subsidiary of the Corporation; or
(3)    any offer for the exchange of securities of another entity for the securities of the Corporation.
(d)    Nothing contained herein shall be deemed to limit or restrict the powers of the Board of Directors, or to enlarge the duties of the Board of Directors, as provided in Section 14A:6-1(2) of the New Jersey Business Corporation Act or otherwise in New Jersey law, or to create director liability for taking any action authorized hereunder.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer on the ___ day of May, 2017.
STEWARDSHIP FINANCIAL CORPORATION

By:	_____________________________
Paul Van Ostenbridge
President and Chief Executive Officer

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Stewardship Financial Corporation

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. To elect the following nominees for election as directors:

Nominee	For	Withhold
01 - William C. Hanse	☐	☐
02 - Margo Lane	☐	☐
03 - John C. Scoccola	☐	☐
04 - John L. Steen	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — STEWARDSHIP FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2017

This Proxy is solicited by the Board of Directors of the Corporation.

The undersigned hereby appoints Claire Chadwick and Paul Van Ostenbridge, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Stewardship Financial Corporation (the "Corporation"), to be held at the Hilton Garden Inn, 15 Nevins Road, Wayne, New Jersey on May 15, 2017 at 10:00 a.m., or any adjournment thereof, and to vote the number of shares of Common Stock of the Corporation that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

The Proxies will vote as specified herein or, if a choice is not specified, they will vote "FOR" the proposals set forth above. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side.)